Exhibit 32
1
Certifications Pursuant to 18 U.S.C.
§1350,
As Adopted Pursuant
to Section 906 of the Sarbanes-Oxley
Act of 2002
Solely for
the purposes of
complying with 18
U.S.C. §1350, as adopted
pursuant to Section 906
of the Sarbanes-Oxley Act of
2002,
we, the
undersigned Chief
Executive Officer
and Chief
Financial
Officer of
Cal-Maine
Foods,
Inc. (the
“Company”),
hereby
certify,
based
on
our
knowledge,
that
the
Quarterly
Report
on
Form
10-Q
of
the
Company
for
the
quarter
ended
November 29,
2025 (the “Report”) fully
complies with
the requirements of
Section 13(a)
or 15(d)
of the
Securities Exchange
Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ Sherman L. Miller
Sherman L. Miller
President and Chief Executive
Officer
/s/ Max P. Bowman
Max P. Bowman
Vice President and Chief Financial Officer
Date: January 7, 2026